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                                                                    Exhibit 23.2
                                                                    ------------


                        Consent of Independent Auditors





We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to DataSage 1996 Stock and Option Plan, the DataSage 1997 Stock and Option Plan, the Engine 5, Ltd. 1999 Stock Option/Stock Issuance Plan and the 1999 Equity Incentive Plan of Vignette Corporation of our report dated February 27, 1999, with respect to the financial statements of Diffusion, Inc. included in the Registration Statement of Vignette Corporation on Form S-1 (No.333-91085), as amended as of December 10, 1999, filed with the Securities and Exchange Commission.

Palo Alto, California                   /s/ Ernst & Young LLP
February 7, 2000